Exhibit 99

Anadarko Announces 2009 Capital Program

Board of Directors Approves Budget; Company Provides 2009 Guidance

HOUSTON--(BUSINESS WIRE)--February 11, 2009--Anadarko Petroleum Corporation (NYSE:APC) today announced its 2009 capital program and provided guidance for the year. Total capital expenditures, including expensed geology and geophysics (G&G) are expected to be between $4.0 and $4.5 billion. The capital program allocates approximately 20 percent for exploration and appraisal activities and 20 percent for the company’s mega-projects, including such developments as the Jubilee field offshore Ghana, the Caesar/Tonga complex in the deepwater Gulf of Mexico and the El Merk project in Algeria.

“We believe that a strong commitment to executing upon our world-class exploration program and developing the outstanding mega-projects in our portfolio is the best path forward for our stakeholders,” Anadarko Chairman and CEO Jim Hackett said. “Although 2009 will be a challenging year for our industry, we feel a prudent level of funding is appropriate given the economic quality of our current portfolio. We view our capital allocation decisions as an ongoing process, thus we will continue to closely monitor economic conditions and manage our spending to enhance shareholder value, while maintaining a strong balance sheet.”

The company’s 2009 capital program by area is approximately:

  45% U.S. Onshore
  25% International/Frontier
  20% Deepwater Gulf of Mexico
  10% Midstream/Other

EXPLORATION

“Our exploration program has been delivering differentiating success, with some of the world’s largest discoveries during the last two years,” explained Hackett. “We have an abundance of high-quality projects worldwide, in areas where we can effectively apply our deepwater skill sets and project-execution expertise. These include the Jubilee-field development offshore Ghana and the Caesar/Tonga complex in the deepwater Gulf of Mexico.”

Anadarko plans to maintain an active exploration and appraisal program in 2009 by investing approximately 20 percent of its capital program in global exploration projects. This includes four to six high-impact exploration/appraisal wells in the deepwater Gulf of Mexico and approximately 20 high-potential gross wells internationally, more than a dozen of which have resource targets of more than 100 million barrels of oil equivalent (BOE) per prospect. The company also plans to continue pursuing the positive results achieved to date with its Marcellus acreage in Pennsylvania, along with other onshore plays.

DEVELOPMENT

Approximately 20 percent of the 2009 capital program is allocated toward the company’s mega-projects, led by the giant Jubilee field offshore Ghana, the Caesar/Tonga complex in the deepwater Gulf of Mexico and the El Merk project in Algeria. Each of these projects is expected to be a significant catalyst for value creation and additive to the company’s future growth trajectory. In addition to the mega-projects listed above, the company recently announced a major discovery at its Wahoo pre-salt prospect offshore Brazil and two additional significant discoveries at Heidelberg and Shenandoah in the deepwater Gulf of Mexico, which are expected to provide opportunities for future appraisal and development activities.

“We expect to increase sales volumes over the 2008 level of 206 million BOE with only half of the 2009 capital program directed toward our near-term development projects,” added Hackett.

GUIDANCE

Anadarko’s sales volumes for 2009 are projected to be in the range of 208 million to 212 million BOE.

“Even with reduced year-over-year capital expenditures, we expect to increase our total sales volumes in 2009, while overcoming the impact of OPEC cuts, the uncertainty of processing margins, and continued production shut-ins in the Gulf of Mexico from lingering third-party infrastructure issues related to the 2008 hurricanes,” said Hackett. “With our ongoing onshore program and our mega-project developments, we also expect to increase reserves by organically replacing more than 120 percent of sales.”

Additional details of the company’s 2009 guidance are provided in the tables attached to this news release.

CONFERENCE CALL TODAY AT 9 A.M. CST, 10 A.M. EST

Anadarko will host a conference call today, Feb. 11, at 9 a.m. Central Standard Time (10 a.m. Eastern Standard Time) to discuss its 2009 capital program and guidance. The dial-in number is 888.713.4213 in the United States or 617.213.4865 internationally. The confirmation number is 97632526. For complete instructions on how to listen to the conference call or live audio webcast, please visit www.anadarko.com. A replay of the call will also be available on the Web site for approximately 30 days following the conference call.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. For more information about Anadarko, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to successfully execute upon its capital program, meet its production and other guidance contained in this news release, identify and execute upon exploration, drilling and development opportunities and complete the projects identified in this news release. See “Risk Factors” in the company’s 2007 Annual Report on Form 10-K and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Cautionary Note to U.S. Investors — The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this news release, such as “resource targets” that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K for the year ended December 31, 2007, File No. 001-08968, available from us at www.anadarko.com or by writing us at: Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380 Attn: Investor Relations. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

Anadarko Petroleum Corporation
Financial and Operating Guidance
Continuing Operations
As of Feb. 11, 2009

	1st Qtr			Total Year
	Guidance			Guidance

	Units			Units

Total Sales (MMBOE)	48	-	51	208	-	212

Crude Oil (MBbl/d):	150	-	161	165	-	175

United States	98	-	104	100	-	105
Algeria	42	-	45	51	-	55
Other International	10	-	12	13	-	15

Natural Gas (MMcf/d):

United States	2,150	-	2,200	2,190	-	2,220

Natural Gas Liquids (MBbl/d):

United States	30	-	34	37	-	39

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Crude Oil ($/Bbl):	(4.00)	-	(6.00)	(4.00)	-	(6.00)

United States	(4.50)	-	(6.50)	(4.50)	-	(6.50)
Algeria	1.00	-	(1.00)	1.00	-	(1.00)
Other International	(11.00)	-	(14.00)	(11.00)	-	(14.00)

Natural Gas ($/Mcf):

United States	(0.75)	-	(1.25)	(0.75)	-	(1.25)

Anadarko Petroleum Corporation
Financial and Operating Guidance
Continuing Operations
As of Feb. 11, 2009

	1st Qtr			Total Year
	Guidance			Guidance

	$ MM			$ MM
Other Revenues:
Marketing and Gathering Margin *	30	-	40	120	-	160
Minerals and Other	15	-	25	75	-	95

Costs and Expenses:
	$ / BOE			$ / BOE

Oil & Gas Direct Operating	5.50	-	6.00	5.25	-	6.00
LOE less offshore workovers	5.25	-	5.75	5.00	-	5.50
Offshore workovers	0.25	-	0.25	0.25	-	0.50

Oil & Gas Transportation/Other	2.50	-	2.75	2.50	-	2.75
Depreciation, Depletion and Amortization	16.00	-	16.50	16.00	-	16.50
Production Taxes (% of Revenue)	8.0%	-	10.0%	8.0%	-	10.0%

	$ MM			$ MM

General and Administrative	200	-	210	800	-	850
Exploration Expense
Non-Cash	190	-	210	825	-	875
Cash	75	-	90	300	-	325
Interest Expense (net)	170	-	185	675	-	725
Other (Income) Expense	(10)	-	10	(20)	-	20

Average Tax Rate
Algeria			65%			65%
Rest of Company			30%			30%

Avg. Shares Outstanding (MM)

Basic	458	-	460	460	-	462
Diluted	460	-	462	462	-	464

	$ MM			$ MM
Capital Investment:

Capital Projects	1,100	-	1,225	3,900	-	4,400

* Marketing and Gathering Margin is defined as Gathering, Processing and Marketing sales less Gathering, Processing and Marketing costs.

CONTACT:
ANADARKO
MEDIA:
John Christiansen, 832-636-8736
john.christiansen@anadarko.com
Paula Beasley, 832-636-8765
paula.beasley@anadarko.com
Matt Carmichael, 832-636-2845
matt.carmichael@anadarko.com
INVESTORS:
John Colglazier, 832-636-2306
john.colglazier@anadarko.com
Chris Campbell, CFA, 832-636-8434
chris.campbell@anadarko.com
Danny Hart, 832-636-1355
danny.hart@anadarko.com